Exhibit 99.1

Intellinetics Awarded Largest Contract in Company’s History

Estimated $40 Million Contract to begin June 1, 2025

Fueled by Document Scanning and Related Conversion Services

COLUMBUS, Ohio— Intellinetics, Inc. (NYSE American: INLX), a digital transformation solutions provider, is pleased to announce that it has been awarded a five-year contract with a long-term customer for document scanning and micrographic conversions services worth up to an estimated aggregate $40 million in Total Contract Value (TCV). The revenue will be recognized as work is completed on projects spanning the contract period, which runs from June 1, 2025 through May 31, 2030 plus an optional five more extension years.

The contract, the largest in the company’s history, was awarded following a competitive evaluation process. Specific standards and procedures for quality assurance, security, key personnel, and depth and breadth of service were assessed and scored to determine the vendor of choice. The $40 million TCV is based upon the customer’s procurement budget, but subject to customer reduction or termination in its sole discretion during the contract period.

“This achievement reflects Intellinetics’ unparalleled expertise and innovative solutions tailored to meet the complex needs of our customer’s digital transformation initiatives,” stated James F. DeSocio, President & CEO of Intellinetics. “This award renewal with our largest customer positions us well for the next five to ten years, where we can focus that part of our business on continuing to deliver the highest quality services and solutions. We continue to seek other revenue opportunities in and outside of our project-oriented scanning and conversion related services, which we have grown historically and we expect to continue that trend. As we celebrate this milestone success, we remain very focused on our mission to aggressively grow our SaaS solutions as well.”

About Intellinetics, Inc.

Intellinetics, Inc. (NYSE American: INLX) is enabling the digital transformation. Intellinetics empowers organizations to manage, store and protect their important documents and data. Intellinetics’ flagship solution, the IntelliCloud™ content management platform, delivers advanced security, compliance, workflow and collaboration features critical for highly regulated, risk-intensive markets. IntelliCloud connects documents to users and the processes they support anytime, anywhere to accelerate innovation and empower organizations to think and work in new ways. In addition, Intellinetics offers business process outsourcing (BPO), document and micrographics scanning services, and records storage. From highly regulated industries like Healthcare/Human Service Providers, K-12, Public Safety, and State and Local Governments, to businesses looking to move away from paper-based processes, Intellinetics is the all-in-one, compliant, document management solution. Intellinetics is headquartered in Columbus, Ohio. For additional information, please visit www.intellinetics.com.

Cautionary Statement

Statements in this press release which are not purely historical, including statements regarding estimated Total Contract Value, future business and growth, future revenues; execution of our business plan, strategy, direction and focus; and other intentions, beliefs, expectations, representations, projections, plans or strategies regarding future growth, financial results, and other future events are forward-looking statements. The forward-looking statements involve risks and uncertainties including, but not limited to, the risk that any governmental customer can reduce service volume or terminate a contract at any time, the risks associated with the effect of changing economic conditions including inflationary pressures, challenges with hiring and maintaining a stable workforce, our ability to execute on our business plan and strategy including our transition to a SaaS-based company, customary risks attendant to acquisitions, trends in the products markets, variations in Intellinetics’ cash flow or adequacy of capital resources, market acceptance risks, the success of Intellinetics’ solutions providers, including human services, health care, and education, technical development risks, and other risks, uncertainties and other factors discussed from time to time in its reports filed with or furnished to the Securities and Exchange Commission, including in Intellinetics’ most recent annual report on Form 10-K as well as subsequently filed reports on Form 8-K. Intellinetics cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Intellinetics disclaims any obligation and does not undertake to update or revise any forward-looking statements in this press release. Expanded and historical information is made available to the public by Intellinetics on its website at www.intellinetics.com or at www.sec.gov.

Non-GAAP Financial Measures

Intellinetics uses non-GAAP financial measures as supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (GAAP). A non-GAAP financial measure is a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different from the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of a company.

Total Contract Value: Estimated total future revenues from contracts signed during the period. This refers to contracts or projects that have been awarded by our customers, and it presumes the provision of all software, subscription services, and/or professional services, with no termination of any awarded contracts. There can be no guarantee that all work will be completed during any fiscal period, or that the contracts will not be terminated before all the estimated future revenues are earned, received, and/or recognized. Total Contract Value is a performance measure that the Company believes provides useful information to its management and investors as it allows the Company to better track the Company’s current sales performance, without any adjustment to exclude revenues that will not be earned, received, or recognized until future periods. Total Contract Value includes new sales in all our revenue categories, including SaaS, perpetual software licenses, maintenance, storage and retrieval, and professional services, to new or existing customers. It excludes renewals (and price increases on renewals if any). Total Contract Value is not a substitute for total revenue. There is no GAAP measure that is comparable to Total Contract Value, so the Company has not reconciled the Total Contract Value to any GAAP measure.

Investor Contact:

Joe Spain, CFO

Intellinetics, Inc.

614.921.8170

investors@intellinetics.com